EXHIBIT 32.1

CERTIFICATIONS OF MATTHEW J. SZULIK, CHIEF EXECUTIVE OFFICER, PRESIDENT AND

CHAIRMAN OF THE BOARD OF DIRECTORS, AND CHARLES E. PETERS, JR., EXECUTIVE VICE

PRESIDENT AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Red Hat, Inc. (“Red Hat”), that, to his knowledge, the Annual Report of Red Hat on Form 10-K for the year ended February 28, 2006 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

May 12, 2006

By:	/s/ MATTHEW J. SZULIK
Matthew J. Szulik
Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)

May 12, 2006

By:	/s/ CHARLES E. PETERS, JR.
Charles E. Peters, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial Officer)